UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 21, 2005

Portal Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25829	77-0369737
(Commission File Number)	(IRS Employer Identification No.)

10200 South De Anza Blvd, Cupertino, California	95104
(Address of Principal Executive Offices)	(Zip Code)

(408) 572-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 21, 2005, the Registrant received a Staff Determination notice from the NASDAQ Stock Market (“NASDAQ”) stating that the Registrant is not in compliance with NASDAQ Marketplace Rule 4310(c)(14) because it has failed to file its Report on Form 10-Q for its quarter ended April 29, 2005.

The Registrant previously announced that it informed the NASDAQ that it would require additional time to file its Form 10-K for fiscal year 2005 ended January 28, 2005 as well as its Forms 10-Q for the first and second quarters of fiscal year 2006 ended April 29, 2005 and July 29, 2005, respectively.

The Registrant presented the NASDAQ with a plan to restore its compliance with its filing requirements and requested the following filing extensions from the NASDAQ:

•	For the Form 10-K for the fiscal year ended January 28, 2005, an extension up to August 31, 2005.

•	For the 10-Q for the first quarter ended April 29, 2005, an extension up to September 30, 2005.

•	For the 10-Q for the second quarter ending July 29, 2005, an extension up to October 31, 2005.

If the Registrant is unable to secure the above listed extensions for such reports, the Registrant’s stock will be delisted from the NASDAQ.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTAL SOFTWARE, INC.

Date: June 27, 2005	By:	/s/ Larry Bercovich
	Name:	Larry Bercovich
	Title:	SVP, General Counsel and Secretary